Exhibit 10.3

FORM OF

MSC.SOFTWARE CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (this “Agreement”) is dated as of August 15, 2005 by and between MSC.Software Corporation, a Delaware corporation (the “Company”), and Glenn R. Wienkoop (the “Executive”).

RECITALS

On August 15, 2005 (the “Effective Date”), the Company granted to the Executive a right to purchase 100,000 shares of restricted Company Common Stock, par value $0.01 per share (“Common Stock”), upon the terms and conditions set forth herein.

The Executive desires to exercise such purchase right as to [                   ] shares of Common Stock, upon the terms and conditions set forth herein.

AGREEMENT

In consideration of services to be rendered by the Executive and payment of the purchase price for any shares of Common Stock purchased by the Executive pursuant to the terms hereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Grant.  On the Effective Date, the Company granted to the Executive a right (the “Purchase Right”) to purchase all or any part of 100,000 shares of Common Stock.  The price per share of Common Stock subject to the Purchase Right is $11.00.  The shares of Common Stock that the Executive desires to purchase pursuant to this Agreement (as set forth above) are referred to as the “Restricted Shares” and will be subject to the restrictions set forth herein.  The grant of the Purchase Right was is in full satisfaction of the Company’s obligation to grant stock purchase rights covering 100,000 shares of Common Stock to the Executive at a per share price of $11.00 pursuant to that certain letter agreement, dated on or about July 27, 2005, providing for the terms and conditions of Executive’s employment by the Company.

2.             Exercise of Purchase Right.  The Purchase Right is exercisable by the Executive as of the Effective Date and will remain exercisable only until the first to occur of (1) the termination of the Executive’s employment with the Company, or (2) the close of business on August 29, 2005.  To exercise the Purchase Right, the Executive must, before the expiration of the exercise period described above, do each of the following: (1) execute this Agreement, have the Executive’s spouse (if the Executive is married) execute the spousal consent attached hereto, and return such fully executed version to the Chief Executive Officer of the Company, (2) deliver to the Company along with the executed version of this Agreement the aggregate purchase price ($11.00 per share), in cash or check payable to the Company, for the Restricted Shares, and (3) execute and deliver the stock power contemplated by Section 4(e) below.  The date that the Purchase Right is validly exercised in accordance with this Section 2 is referred to as the “Purchase Date.”

3.                            Vesting; Termination of Employment.

(a)           Repurchase Right.  If the Executive ceases for any reason to be employed by the Company prior to August 15, 2006, the Company shall have the right (but not the obligation) to repurchase from the Executive, and the Executive shall be obligated to sell to the Company, the Restricted Shares at a per share price (the “Repurchase Price”) equal to the lesser of (1) $11.00 per share (subject to adjustment pursuant to Section 7) and (2) the Fair Market Value (as such term is defined in the Company’s 2001 Stock Option Plan) of a share of Common Stock as of the date that the Executive’s employment by the Company terminates.  Such repurchase right shall terminate (1) if the Executive is employed by the Company on August 15, 2006, or (2) if the Executive’s employment by the Company terminates prior to August 15, 2006, to the extent that the Company does not exercise such repurchase right within ninety (90) days following the last day that the Executive is employed by the Company.  No interest shall be credited with respect to nor shall other adjustments (other than any adjustments that the Board determines are appropriate pursuant to Section 7) be made to the Repurchase Price for fluctuations in the fair market value of the Common Stock either before or after the date the Executive’s employment by the Company terminates.

(b)           Exercise of Repurchase Right.  To exercise its repurchase right under this Section 3, the Company must give written notice thereof to the Executive (the “Call Notice”) during the ninety (90) day exercise period described in Section 3(a).  The Call Notice is irrevocable by the Company and must (a) be in writing and signed by an authorized officer of the Company, and (b) set forth the Company’s intent to exercise its repurchase right pursuant to this Agreement and contain the total number of Restricted Shares to be sold to the Company pursuant to such repurchase.  The closing of any repurchase under this Section 3 shall be at a date to be specified by the Company, such date to be no later than 30 days after the date of the Call Notice.  The purchase price shall be paid at the closing in the form of a check payable to the Executive (or his estate in the event of the Executive’s death) or by offset of any obligation of the Executive then owes to the Company.  The Company may exercise its powers under Section 4(e) hereof and take any other action necessary or advisable to evidence a transfer of the Restricted Shares to the Company upon such a repurchase.  The Executive, or the Executive’s beneficiary or personal representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of the Restricted Shares to the Company.

(c)           Continuance of Employment.  The lapse of the repurchase right referred to above requires continued employment through August 15, 2006 as a condition to the vesting of the Restricted Shares.  Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Executive to any proportionate vesting.  Nothing contained in this Agreement constitutes an employment commitment by the Company, affects the Executive’s status as an employee at will who is subject to termination without cause, confers upon the Executive any right to remain employed by the Company, interferes in any way with the right of the Company at any time to terminate such employment, or affects the right of the Company to increase or decrease the Executive’s other compensation or benefits.

4.                            Stock Certificates.

(a)           Book Entry Form.  The Company shall, in its discretion but in any event promptly following the Purchase Date, issue the Restricted Shares either (1) in certificate form as provided in Section 4(b) below or (2) in book entry form, registered in the name of the Executive with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)           Certificates to be Held by Company; Legend.  Any certificates representing Restricted Shares that may be delivered to the Executive by the Company prior to vesting shall be immediately redelivered by the Executive to the Company to be held by the Company until the repurchase right on such shares under Section 3 shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been repurchased by the Company pursuant to Section 3.  Such certificates shall bear the following legend (in addition to the legend(s) contemplated by Section 4(d)):

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer and a repurchase right under a Restricted Stock Purchase Agreement entered into between the registered owner and MSC.Software Corporation.  A copy of such Restricted Stock Purchase Agreement is on file in the office of the Secretary of MSC.Software Corporation.”

(c)           Delivery of Certificates Upon Vesting.  Promptly after the vesting of any Restricted Shares pursuant to Section 3 and the satisfaction of any and all related tax withholding obligations pursuant to Section 8, the Company shall, as applicable, either remove the notations referencing the repurchase right under Section 3 on any Restricted Shares issued in book entry form that have vested or deliver to the Executive a certificate or certificates evidencing the number of Restricted Shares that have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 8).  The Executive (or the beneficiary or personal representative of the Executive in the event of the Executive’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

(d)           Share Legend Generally.  The certificate(s) representing the Restricted Shares (both before and after such shares shall have become vested pursuant to Section 3) shall bear the following legend and/or any other appropriate or required legends under applicable laws (and in addition to any legend provided in Section 4(b) above):

“The securities represented hereby have not been registered or qualified under the Securities Act of 1933, as amended (“Act”), nor have they been registered or qualified under the securities laws of any state.  No transfer of such securities will be permitted unless a registration statement under the Act is then in effect as to such transfer, the transfer is made in accordance with Rule 144 under the Act, or in the opinion of counsel to MSC.Software Corporation registration under the Act is unnecessary in order for such transfer to comply with the Act and with applicable state securities laws.”

Any Restricted Shares issued in book entry form shall include a notation referencing such restrictions (both before and after such shares shall have become vested pursuant to Section 3).

(e)           Stock Power; Power of Attorney.  Concurrent with the execution and delivery of this Agreement, the Executive shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares.  The Executive, by execution of this Agreement, appoints the Company and each of its authorized representatives as the Executive’s attorney(s)-in-fact to effect any transfer of any Restricted Shares that are repurchased by the Company pursuant to Section 3 to the Company and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

5.         Dividend and Voting Rights.  After the issuance of the Restricted Shares, the Executive shall be entitled to cash dividends and voting rights with respect to such shares even though such shares are not vested pursuant to Section 3, provided that such rights shall terminate immediately as to any Restricted Shares that are repurchased by the Company pursuant to Section 3.

6.         Restrictions on Transfer.

(a)           Restrictions Prior to Vesting.  Prior to the time that the Restricted Shares have become vested pursuant to Section 3, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof (other than cash dividends), nor Restricted Property (as defined in Section 7) with respect thereto may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily (other than to the Company pursuant to a repurchase in accordance with Section 3).

(b)           Restrictions After Vesting.  Upon and after the time that the Restricted Shares have become vested pursuant to Section 3, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof (other than cash dividends), nor Restricted Property shall be disposed of, in whole or in part, except in compliance with all applicable federal and state securities laws and unless and until:

•                  there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

•                  such disposition is made in accordance with Rule 144 under the Securities Act; or

•                  the Executive notices the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes the Company with an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, the Company has no obligation to register or cause to be registered any of the Restricted Shares.

(c)           Other Transfers Void.  Any sale or transfer, or purported sale or transfer, of any Restricted Shares acquired pursuant to this Agreement or any interest therein, amount payable in respect thereof (other than cash dividends) or Restricted Property with respect thereto, other than to the Company shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed and followed.

7.         Adjustments Upon Specified Events.  Upon the occurrence of a stock split, reverse stock split, stock dividend or any other change in capitalization, reorganization, merger or similar event affecting the Common Stock, the restrictions and limitations applicable to the Restricted Shares under this Agreement will continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Shares” shall include Restricted Property, unless the context otherwise requires) received in respect of such Restricted Shares.  In connection with any such event, the Company’s Board of Directors or a duly authorized committee thereof (the “Board”) shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, proportionately adjust the per share repurchase price contemplated by Section 3(a) above.  Any Restricted Property shall be subject to the Company’s repurchase rights under this Agreement and shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding.  To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Board, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Board, the earnings on which shall be added to and become a part of the Restricted Property.  Any adjustment or determination by the Board pursuant to this Section 7 shall be final, binding, and conclusive.  Unless otherwise expressly provided by the Board, in no event shall a new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.

8.         Tax Withholding.  The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the purchase, vesting, making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or other event with respect to the Restricted Shares or any bonus payment pursuant to the terms hereof.  The Company may, in its sole discretion, withhold and/or reacquire a sufficient number of Restricted Shares in connection with the vesting of such shares at their then Fair Market Value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Company in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares.  The Company may take such action(s) without notice to the Executive and shall remit to the Executive the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Executive shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, the Executive makes an election under Section 83(b) of the Code with respect to the Restricted Shares, if any other withholding event occurs with respect to the Restricted Shares other than the vesting of such stock, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Shares as provided above in this Section 8, the Company shall be entitled to require a cash payment by or on behalf of the Executive and/or to deduct from other compensation payable to the Executive the amount of any such withholding obligations.  The Company’s obligation to delivery the Restricted Shares or any certificates representing the Restricted Shares is subject to the condition precedent that all such tax withholding obligations have been satisfied by the Executive. The Company may reduce any cash payment by the amount it reasonably determines is required to be withheld with respect to such payment.

9.         Investment Representations.  The Executive acknowledges that the Restricted Shares are not being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), based, in part, in reliance upon an exemption from registration under the Securities Act and a comparable exemption from qualification under the applicable state securities law, as each may be amended from time to time.  By execution of this Agreement, the Executive makes the representations set forth below to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in part, on such representations.

•                  Accredited Investor.  The Executive (1) has individual net worth, or joint net worth with his spouse, that currently exceeds $1 million and/or (2) has had individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  The Executive is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.  The Executive has a copy of and is familiar with such Rule.

•                  No Intent to Sell.  The Executive represents that he is acquiring the Restricted Shares solely for his own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution of all or any portion of the shares within the meaning of the Securities Act or other applicable state securities laws.

•                  No Reliance on Company.  In evaluating the merits and risks of an investment in the Restricted Shares, the Executive represents that he has and will rely upon the advice of his own legal counsel, tax advisors, and/or investment advisors.  The Executive recognizes that this Agreement is a legally binding contract.

•                  Relationship to and Knowledge About Company.  The Executive represents that he is knowledgeable about the Company and has a preexisting personal and business relationship with the Company.  As a result of such relationship, he is familiar with, among other characteristics, its business and financial circumstances and has access on a regular basis to and may request the Company’s balance sheet and income statement setting forth information material to the Company’s financial condition, operations and prospects.

•                  Restrictions on Shares.  The Executive represents that he understands that the Restricted Shares (both before and after such shares vest) are and will be characterized as “restricted securities” under the federal securities laws since the shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Executive acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•                  Additional Restrictions.  The Executive represents that he has read and understands the restrictions and limitations imposed on the Restricted Shares, including, but not limited to, the following:  (1) the non-transferability provisions of Section 6; and (2) the repurchase rights contained in Section 3.

•                  No Company Representations.  The Executive represents that at no time was an oral representation made to him relating to the purchase of the Restricted Shares and that he was not presented with or solicited by any promotional meeting or material relating to the shares.

•                  Share Certificate Legend.  The Executive represents that he understands and acknowledges that any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the legend(s) set forth in Section 4.

10.       Effect of this Agreement.  This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.  The term “Company” for purposes of this Agreement includes any such successor(s).  The Executive has no right to transfer the Purchase Right or any portion thereof.

11.       Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Chief Executive Officer, and to the Executive at the Executive’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Executive is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.       Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

13.       Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.       Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would case the laws of any jurisdiction other than the State of Delaware to be applied.  In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

15.       Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior understandings, negotiations and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  This Agreement is intended by the parties as a complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof.  Any representation, promise or agreement with respect to the subject matter hereof not specifically included in this Agreement shall not be binding upon or enforceable against either party.  This Agreement constitutes a fully integrated agreement.  This Agreement may be amended only by a written agreement signed by each of the parties hereto.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.       Construction.  The terms of this Agreement have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel.  Each party has participated in the drafting and in the preparation of this Agreement.  Hence, in any construction of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

17.       Limited Rights.  The Executive shall have no rights as a stockholder of the Company with respect to the Restricted Shares until such shares have actually been issued in the name of the Executive.  The Executive’s rights with respect to the Restricted Shares after the date of such issuance are subject to the terms and conditions of this Agreement.

18.       Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19.       Executive’s Undertaking.  The Executive hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Executive pursuant to the express provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set his or her hand as of the date and year first above written.

MSC.SOFTWARE CORPORATION,
a Delaware corporation

By:
John A. Mongelluzzo,
Sr. Vice President, Business Administration,
Corporate Secretary and General Counsel

EXECUTIVE

Glenn R. Wienkoop

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Purchase Agreement by MSC.Software Corporation, a Delaware corporation, I,                                                  , the spouse of the Executive therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Purchase Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated:

Signature of Spouse

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between MSC.Software Corporation, a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of August    , 2005, the Individual hereby sells, assigns and transfers to the Company, an aggregate                    shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                      to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                     as his or her lawful attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated

Glenn R.Wienkoop

(Instruction: Please do not fill in any blanks on the preceding Stock Power other than the signature line.  The purpose of the assignment is to enable the Company to exercise its rights set forth in the Restricted Stock Purchase Agreement in connection with a repurchase of any restricted shares subject thereto without requiring additional signatures on the part of the Individual.)

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